                                                                    Exhibit 10.9



              INTERNAL ELECTRONIC DISTRIBUTION SERVICES AGREEMENT

                         Dated as of: August 12, 1997

                                    Between

                             MULTEX SYSTEMS, INC.

                                      and

                       WESSELS, ARNOLD & HENDERSON, LLC


                                   EXHIBITS


          A    Fees

          B    Services

          C    Third Party Software

          D    Perpetual Licenses

          E    Multex or Company Provided Equipment


                                  ATTACHMENTS

          A    Third Party License Requirements for End Users

              INTERNAL ELECTRONIC DISTRIBUTION SERVICES AGREEMENT


THIS AGREEMENT FOR INTERNAL ELECTRONIC DISTRIBUTION SERVICES ("Agreement") is made and entered into as of August 12, 1997, by and between Wessels, Arnold & Henderson, LLC, with offices at 601 Second Avenue South, Minneapolis, MN 55402-4314 (hereinafter referred to as "Company"), and MULTEX SYSTEMS, INC., a Delaware corporation with offices at 33 Maiden Lane, New York, N.Y. 10038 (hereinafter referred to as "Multex"). Multex and Company shall be referred to herein as the "Parties".

                                    RECITALS

A. Company, its independent branches and subsidiaries creates, produces and develops various financial documents including but not limited to Market Data, Morning Meeting Notes, economic reports and/or Published Research Reports or ("Internal Documents"). Company may also receive third party brokers (sell side) Research ("Sell Side Research") or other third party financial research. The Internal Documents and Sell Side Documents are collectively referred to as "Documents". Any third party broker is hereinafter referred to as "Broker".

B. Company desires to disseminate and distribute the Documents internally within the Company.

C. Multex via its proprietary software ("Multex Software") electronically receives the Documents contributed by the Company or Broker and distributes the Documents within the company or to others as provided in Exhibit B (hereinafter collectively the "Services"). (See Exhibit B)

D. Company desires that Multex provide the Services as set forth in Exhibit B to enable Company to distribute the Documents within the Company or as may be otherwise set forth in Exhibit B.

In consideration of the mutual promises and covenants hereinafter contained, the parties hereto agree as follows:

1.   Scope of Services.

     (a) Company grants to Multex the non-exclusive right to obtain, and distribute the Documents via the Multex Software to (i) investment professionals and other employees within the Company ("Internal User") or (ii) to non-Company employees, such as clients of the Company ("External User") or as may be otherwise set forth in Exhibit B. Internal Users and External Users are collectively referred to as "Users". The distribution of the Documents to Internal Users under (I) above is referred to as ("Internal Distribution") and the distribution of Documents to External Users under (II) above is referred to as ("External Distribution"). Multex agrees to provide the Services as described in Exhibit B to the Company subject to the payment of the fee as set forth in Exhibit A. As part of the Services Multex grants to Company a non-exclusive, non-transferable license to use Multex Software, including software licensed from third parties identified in Exhibit C ("Third Party Software") in accordance with the provisions of Attachment A (Third Party License Requirements for End Users) which is incorporated and made a part of this Agreement for the term of this Agreement. Multex Software and the Third Party Software contained therein is sometimes referred to as the Software or Multex Software.

     (b) Any equipment i.e., computers, servers, etc. ("Equipment") to be provided by Multex or Company is set forth in Exhibit D.

2.   Independent Contractor.

     Multex (and its employees), in performance of this Agreement, is acting as an independent contractor. Personnel supplied by Multex hereunder are not Company's personnel or agents, and Multex assumes full responsibility for their acts. Multex shall be solely responsible for the payment of compensation, benefits, insurance and taxes relating to Multex's employees assigned to perform services hereunder. Notwithstanding the foregoing, Multex (and its employees) shall abide by Company rules and regulation while visiting Company's premises.

3.   Costs.

     Company is solely responsible for the costs relating to (i) the development of the Internal Documents and (ii) the contribution and delivery of the Documents to Multex and (iii) the distribution of the Documents within the Company. Such costs include the costs of Company's telecommunication lines, telephones, modems, computers, magnetic tape, magnetic tape delivery and messenger services. In addition the Company is also responsible for obtaining permission from and arranging with the Broker for contribution to Multex (if the Sell Side Research is not presently being contributed to Multex for redistribution to Company).

4.   Term.

     (a) The term ("Term") of this Agreement shall be for [Confidential Portion Omitted] beginning on the execution of this Agreement ("Commencement Date"). The Agreement shall automatically renew for successive [Confidential Portion Omitted] periods unless either Multex or Company terminates the Agreement ninety (90) days prior to the expiration of each renewal period.

     (b) Notwithstanding the term set forth above, in the event either party to this Agreement shall fail to perform or observe any material term, covenant, agreement or warranty, the other party may immediately terminate this Agreement if such failure is not corrected within 30 days after delivery of written notice thereof to the other party provided, however, if the failure cannot reasonably be corrected within 30 days and the defaulting party has commenced performance during such thirty (30) day period and proceeds to cure the default, the time for curing such default shall be extended for such period as may be necessary to cure the default.

     (c) If, during the term of this Agreement, either party shall cease doing business or if a petition in bankruptcy shall be filed (voluntary or involuntary) with respect to a party, the other party may terminate this Agreement upon 10 days' written notice to the other party.

     (d) In the event the Agreement is not renewed or is terminated, or canceled pursuant to this Agreement, Company shall return any Equipment, Software, documentation, or other materials provided to it by Multex pursuant to this Agreement, except such software identified in Exhibit C as may be perpetually licensed to Company hereunder.

     (e) Notwithstanding the Term, six months after the Commencement Date the Company may cancel that portion Agreement relating to Internal Distribution and all (and not a portion) of the passwords associated therewith, provided Company pays the fees set forth in Exhibit A. In the event Company does not cancel Internal Distribution as provided herein, upon renewal Company may renew for the External Distribution only.

5.   Indemnity.

     (a) Multex agrees to defend and/or handle at its own cost and expense any claim or action against Company, its parent company, and its or their subsidiaries and/or affiliated companies, for actual or alleged infringement of any patent, copyright, trademark or other property right (including, but not limited to, misappropriate of trade secrets) ("Infringement") based on Services, and/or other materials furnished to Company by Multex pursuant to the terms of this Agreement including, without limitation, Multex Software and the Third Party Software included therein. Multex further agrees to indemnify and hold Company, its parent company, and its or their subsidiaries and/or affiliated companies, and any of their clients, harmless from and against any and all liabilities, losses, damages, costs and expenses (including, but not limited to, attorneys' fees, costs, and disbursements) associated with any such claim or action resulting from the Infringement. In the event of an Infringement, Multex in lieu of any such indemnification may immediately terminate this Agreement, or substitute non-infringing equally functional Services or Software.

     (b) Company shall indemnify, hold harmless, defend or settle, at its sole expense, any action or claim brought against Multex based upon or arising out of any infringement by the Documents of any patent, copyright or proprietary rights of any third party. Company shall pay and indemnify Multex for any costs, damages, expenses or liabilities (including reasonable attorney fees) incurred by Multex as a result of any claim or action which are attributable to such infringement. Multex agrees to notify Company promptly in writing after it obtains notice of such claim. In the event Multex is enjoined or otherwise prohibited from using the Documents, Company may, at its sole expense,
          (a) procure for Multex the right to continue using the Documents, or
          (b) substitute a non-infringing version of the Documents in a manner satisfactory to Multex so that the Documents becomes non-infringing version of the Documents and still conforms to the technical specifications. In lieu of the foregoing, Company may terminate the Agreement.

6.   Confidential Information.

     (a) "Confidential Information" shall mean information which is marked as confidential.

     (b) Each party shall hold the Confidential Information of the other party in trust and confidence for the other party and shall not reproduce, disclose to any person, firm or enterprise, or use for its own benefit, any such Confidential Information (except as specifically permitted or contemplated by this Agreement).

     (c) Without limiting the generality of the foregoing, "Confidential Information" will not include information that (i) is already rightfully known to a party at the time it is obtained from the other party, free from any obligation to keep such information confidential;
          (ii) is or becomes publicly known through no wrongful act of either party; (iii) is rightfully received from a third party without restriction and without breach of this Agreement; (iv) is independently acquired or developed by a party without breach of any obligation hereunder; (v) is required to be disclosed pursuant to law, governmental regulation, or court order; (vi) is in the public domain or (vii) has been disclosed to third parties.

7.   Limitation of Liability.

     (a) Multex will make every reasonable effort to provide the Services to the Company. However, Company understands that Multex cannot and does not guarantee the content, accuracy, timeliness or availability of the Documents or the accuracy, timeliness and availability of the Services. Accordingly, Company agrees Multex shall not have any liability or obligation to Company (whether caused directly or indirectly) relating to the (i) interruption, delay or failure in the transmission, delivery or distribution of the Services or Documents (ii) the unavailability of Multex Software or the Services; (iii) the accuracy of the Documents or (iv) the acts or omissions of the Company. Multex's sole liability to Company for claims, notwithstanding the form of such claims (e.g., contract, negligence or otherwise), arising out of items (i) through (iv) above, shall be to use reasonable efforts to resume the Services and/or to make Multex Software available to Company as promptly as reasonably practicable.

     (b) Multex shall not have any obligation or liability to Company or any third party (i) relating to, or arising out of the displaying or furnishing of the Documents, including the information contained therein, (ii) for errors or omissions in connecting, transmitting, processing, disseminating, displaying or distributing the Documents;
          (iii) for the accuracy of the Documents or securities or commodities information and prices displayed, carried or furnished by or through the Services or (iv) for the accuracy or display of Company's data and information.

     (c) Except for Multex's liability under Paragraph 6, Multex's maximum liability hereunder for any other cause, not exculpated hereunder, whether in tort or contract, shall not exceed the lesser of (i) actual damages or (ii) one month's charges paid by the Company for the services.

     (d) As used in this paragraph, the term "Multex" or Multex Software shall include each third party who provides Multex with any portion of the Services. Such third party shall not have any direct or indirect liability to Company for monetary damage on account of the Services provided, or to be provided by Multex hereunder.

8.   Ownership Rights.

     (a) The Documents shall remain the sole property of the Company and Multex shall not acquire any rights in the Documents.

     (b) Multex Software shall remain the property of Multex. Company may use the Software only in conjunction with the Services. Company shall use the Software on no more than the number of concurrent users as may be agreed to between Company and Multex. Company shall not copy, in whole or in part, the Software or related documentation, whether in the form of computer media, printed or in any other form; provided, however, that Company may make (one) number of copy of the Software for back-up purposes only.

     (c) The license granted herein is for the limited purpose of enabling Company to distribute the Documents within the Company.

     (d) COMPANY SHALL NOT MAKE ANY ALTERATION, CHANGE OR MODIFICATION TO THE SOFTWARE. COMPANY MAY NOT RECOMPILE, DECOMPILE, DISASSEMBLE, OR REVERSE ENGINEER THE SOFTWARE OR, MAKE OR DISTRIBUTE ANY OTHER FORM OF THE SOFTWARE.

9.   Warranties.

     (a)  Multex hereby represents and warrants to Company as follows:

          (i) Multex is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with full authority to enter into this Agreement.

          (ii) Multex Software and the Services provided to Company shall not infringe upon the proprietary rights of any third party.

          (iii) Multex has the legal right and authority to license Multex Software (including, without limitation, the Third Party Software included therein) to Company.

          (iv) The medium on which Multex Software is furnished is warranted to be free of defects in materials and workmanship under normal use for a period of thirty (30) days from the date of delivery of Multex Software.

     (b)  Company represents and warrants to Multex that:

          (i) Company is the owner of and has the right to distribute the Documents.

          (ii) Company will comply with all laws and regulations applicable to the use of the Services;

10.  Limitation of Warranties.

     COMPANY ACKNOWLEDGES AND AGREES THAT EXCEPT FOR THE WARRANTIES SPECIFIED IN PARAGRAPH 9, MULTEX MAKES NO WARRANTIES WHATSOEVER, AND ARE IN LIEU OF ALL OTHER WARRANTIES WRITTEN OR ORAL, EXPRESS OR IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, CONCERNING THIS AGREEMENT, THE SERVICES OR EQUIPMENT (IF ANY) PROVIDED HEREUNDER, MULTEX SOFTWARE OR THE DOCUMENTS. THE SERVICES PROVIDED HEREUNDER ARE PROVIDED "AS IS" WITH NO WARRANTIES WHATSOEVER. MULTEX DOES NOT GUARANTEE THE ACCURACY,

     VALIDITY OR COMPLETENESS OF THE DOCUMENTS. MULTEX HEREBY DISCLAIMS ANY LIABILITY FOR, AND UNDER NO CIRCUMSTANCES SHALL IT HAVE ANY LIABILITY FOR, DIRECT, INDIRECT, COMPENSATORY CONSEQUENTIAL, SPECIAL, LOST PROFITS, PUNITIVE, OR OTHER DAMAGES, COSTS OR EXPENSES OF ANY KIND ARISING FROM THIS AGREEMENT. COMPANY HEREBY WAIVES ALL CLAIMS AGAINST MULTEX ARISING FROM THIS AGREEMENT. MULTEX AND ITS THIRD PARTY LICENSORS DO NOT AND CANNOT WARRANT THE PERFORMANCE OR RESULTS COMPANY MAY OBTAIN BY THE USE OF THE SOFTWARE OR SERVICES.

11.  Insurance.

     Multex shall procure and maintain for itself and its employees all insurance coverage's as required by Federal or State law, including workers' compensation insurance. Multex shall procure and maintain for itself: (i) Employers' Liability Insurance coverage including bodily injury coverage, with a minimum of $100,000 for each employee; (ii) general liability coverage of at least $1,000,000. Upon request, Multex shall provide Company with a certificate of insurance evidencing such coverage. The parties shall each insure their own property and neither party shall have any liability to the other for any damage to the property of the other.

12.  Unlawful Use.

     Company shall not use or permit anyone to use the Services or the Documents for any unlawful purpose.

13.  Reuse of Software.

     Company is not authorized or permitted to furnish the Services or the Documents to any person or firm for re-use, redistribution or retransmission without the prior approval of Multex.

14.  Inaccuracy.

     Company shall immediately notify Multex of any suspected inaccuracies in the Documents or the Services.

15.  Disposition of Software.

     Promptly after the termination or expiration of this Agreement, the Software (including the magnetic or other physical media on which it was originally or subsequently recorded or fixed) and all related documentation and all hardware and equipment owned by Multex or which is not paid for by Company shall be returned by Company to Multex in good condition, reasonable wear and tear and damage by the elements excepted.
     At the direction of Multex, the Software may be completely deleted, erased or otherwise destroyed by Company.

16.  Compliance with Law

     (a) Company shall be responsible (i) for compliance with all laws and governmental regulations affecting its business and (ii) for any use it may make of the Services or the Documents to assist it in complying with such laws and governmental regulations, and Multex shall not have any responsibility relating thereto including, without limitation, advising Company of Company's responsibilities in complying with any laws or governmental regulations affecting Company's business. While Multex shall not have any responsibility for Company's compliance with the laws and regulations referred to above, Multex agrees to use reasonable efforts to cause the applicable Services to be designed in such a manner that they will be able to assist Company in complying with its applicable legal and regulatory responsibilities. In no event shall Company rely solely on its use of the Services in complying with any laws and governmental regulations.

     (b) If after the date hereof any modifications to the Services shall be legally required, Multex shall, except to the extent such changes may be beyond the capability of Multex to implement, modify the Services appropriately. If providing any of the Services to Company hereunder violates, or in Multex's opinion is likely to violate, any laws or governmental regulations, Multex may, upon written notice to Company, immediately cease providing the affected Services to Company.

17.  Default in Payment.

     Should Company (a) fail to pay when due any sum of money due hereunder, (b) default in the performance of any of its other obligations under this Agreement and such default shall continue for a period of thirty (30) days after Notice of the default, Multex, at its option, may, upon written notice thereof, (i) terminate this Agreement, (ii) declare all amounts due and to become due under this Agreement, (iii) whether or not this Agreement is terminated take immediate possession of any or all of the items of Equipment owned by Multex not fully paid for, wherever situated and for such purpose enter upon any premises without liability for so doing, and
     (iv) sell, dispose of, hold, use or lease any items of Equipment not fully paid for, as Multex, in its sole discretion, may decide. Company agrees to reimburse Multex for any and all expenses Multex may incur, including reasonable attorney fees, in taking any of the foregoing actions. The remedies contained in this Paragraph 17 are cumulative and are in addition to all other rights and remedies available to Multex under this Agreement and the Schedules hereto, by operation of law or otherwise.

18.  Advertising.

     Neither party shall use the name or marks of the other or its partner company or any subsidiary or affiliated company in any publicity release, advertising, or publicly displayed or distributed materials without securing the prior written consent of the party whose name is to be used, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Multex may disclose the fact of this Agreement.

19.  Successors and Assigns.

     This Agreement shall be binding upon the parties' respective successors and permitted assigns.

20.  Governing Law.

     The validity of this Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the parties shall be governed by the laws of the State of New York.

21.  Modifications.

     No modification, amendment, supplement to or waiver of this Agreement or any Schedule or Exhibit hereunder, or any of their provisions shall be binding upon the parties hereto unless made in writing and duly signed by both parties.

22.  Waiver.

     A failure or delay of either party to this Agreement to enforce at any time any of the provisions hereof, or to exercise any option which is herein provided, or to require at any time performance of any of the provisions hereto shall in no way be construed to be a waiver of such provisions of this Agreement.

23.  Exhibits.

     The terms and conditions of any all Exhibits and Attachments to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein.

24.  Compliance with Law.

     Multex shall comply with all applicable U.S., state and local laws and regulations in its performance of its obligations hereunder and that the Services will comply with applicable laws.

25.  Headings.

     The headings herein are for convenience of reference only and shall not impact the meaning of this Agreement.

26.  Entire Agreement.

     This Agreement constitutes the entire Agreement between the parties concerning and the subject matter hereof and shall supersede all prior agreements or understandings concerning such subject matter.

27.  Survival.

     Notwithstanding any termination of this Agreement, the provisions of
     Section 6, 7, 8, 10, 11 and 22 shall survive termination.

28.  Access.

     Company shall provide Multex with reasonable access to its premises to perform the obligations set forth herein. Multex shall abide by the site regulations and security procedures applicable to each site.

29.  Force Majeure.

     Neither party will be under any liability for any loss, cost or damage resulting from any failure by such party to perform any obligation hereunder or from any delay in the performance thereof due to causes beyond such party's control, including, without limitation, industrial disputes of whatever nature, acts of God, public enemy, acts of government, network, software or telecommunications failure, fire or other casualty.

30.  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts each of which when executed and delivered shall be an original, but all counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, each acting under due and proper authority, have executed this Agreement as of the date first above written.

WESSELS, ARNOLD                     MULTEX SYSTEMS, INC.
 & HENDERSON LLC


By:    /s/ Thomas J. Brigel         By:    /s/ Philip Callaghan
       -----------------------             ---------------------------------

Name:  Thomas J. Brigel             Name:  Philip Callaghan
                                           ---------------------------------
Title: Chief Financial Officer      Title: Chief Financial Officer/Secretary

                                   EXHIBIT A
                                   ---------

                             Fees for the Services


The Company shall pay the following:

1.    (a)

distribution type      number of         cost per password   cost per          minimum           payment in the
                       passwords         per month -         password          requirement of    event of
                                         Internal User       per month/year -  Passwords         cancellation or non-
                                                             External Users                      renewal as
                                                                                                 provided in
                                                                                                 paragraph 4(e)

Internal               [Confidential     [Confidential                         [Confidential
Distribution           Portion Omitted]  Portion Omitted]                      Portion Omitted]

External               [Confidential                         [Confidential     [Confidential     [Confidential
Distribution           Portion Omitted]                      Portion Omitted]  Portion Omitted]  Portion Omitted]

          External Passwords may not be issued to Internal Users or for Internal Distribution. Both Internal Passwords and External Passwords are collectively referred to as "Passwords".

     (b) Company shall be billed and pay Multex quarterly in advance for the issuance of at least [Confidential Portion Omitted] Internal Passwords and [Confidential Portion Omitted] External Passwords. Passwords and user ID's are randomly generated. If the Company requests user ID's or Passwords be generated in a specific format or sequence, the Company shall be subject to a separate charge.

     (c) After the Term of this Agreement, and during the first renewal period as described in Paragraph 4(a) of the Agreement, the Company shall be entitled to a reduction of [Confidential Portion Omitted] in the price set forth in paragraph (a) above.

     (d)  Payment to be made within 15 days after invoice.

2. Company shall pay for all taxes applicable to the Services. Company shall pay for telecommunication costs between Multex and Company, local server, third party software licenses, support and maintenance of Company's equipment at Company's location.

3. Multex shall provide free of charge, maintenance updates and revisions ("Updates") to Multex Software as commercially released by Multex. Any enhancements, modifications, software development, operation and technical support, customization or integration not included in the Service or made specifically for or at the Request of the Company shall be paid for by Company on a time and material basis. Searching by Document type is a feature included in the Service. The present rate is [Confidential Portion Omitted] to [Confidential Portion Omitted] per hour per person depending on the skill and level of such person.

4. During the term and for a period of one (1) year thereafter, Company shall, upon reasonable notice from Multex, make available for inspection by Multex Company's books and records or other materials relating to the number of Passwords issued by Company. Company shall not be required to submit to such audit more than two times in any calendar year. In the event such audit reveals that additional fees are due Multex, Company shall pay such fees within 10 after notice.

5. Free Password Period means that no Payment shall commence until 120 days after the execution of this Agreement ("Free Password Period").

                                   EXHIBIT B
                                   ---------

                                   Services


The service includes:

A.   MULTEX PROVIDED SERVICES

     1. The development by Multex of a private label Company research and document web site, co-branded with Multex's logo and substantially similar in look, feel, navigation and function to Multex's MultexNET research web site. The Company web site is referred to as "Company Web Site". Company Web Site will be hosted and maintained by Multex and will reside at Multex's central site at 33 Maiden Lane. Company Web Site will be accessed by Company's User's over the World Wide Web ("WWW"). The Users will access BT ResearchExpress by logging onto Company's website (www.Company.com), and clicking an icon or other prompt indicating "Research." This prompt will seamlessly link to Company Web Site and will ask the User for a user Name and Password before allowing the User to view the documents. Alternatively, at Company's option, Company Web Site can be accessed directly by its own URL without requiring that the user first visit the Company's web site.

     2. The creation by Multex of User ID's and passwords to be issued to the Company for Internal and External Distribution.

     3. The distribution, within the Company, of Internal Documents contributed by the Company or Sell Side Research contributed by the Brokers which is provided to Multex and the Company has received permission to obtain. If the Company presently receives Sell Side Research Multex will as part of the Service and fees set forth in paragraph 1 of Exhibit A distribute the Sell Side Research to Company subject to the consent and approval and any restrictions or limitations imposed by the Broker Company is responsible for obtaining the approval of the Broker to (I) contribute the Sell Side Research to Multex (if such Broker is not contributing its research to Multex, and (II) permit Multex to distribute the Sell Side Research to Multex. Multex in the latter case will cooperate with the Company, set up and install the Broker for contribution of its Sell Side research to Multex. Sell Side Research does not include any third party research provider which produces and develops for sale financial research products to the financial and corporate market, such as S&P reports and the like.

     4. Multex providing the number of User ID's and passwords requested by the Company as provided in this Agreement. The Company has the responsibility of distributing the User ID's and passwords to qualified Users to be used in accordance with this Agreement. Multex represents that only those passwords that have been issued to the Company will be able to access the services. Multex will use reasonable efforts to verify that its entitlement procedures as specified in this paragraph 5(a) is provided to and maintained on behalf of the Company.

     5. Provide Monthly Entitlement Reports to Bankers Trust indicating what Users are entitled to which documents groups.

     6. Provide Monthly Usage Reports to Company indicating frequencies and types of documents accessed by Users or user groups.

     7. Provide a single quarterly invoice to Company for charges associated with delivery of Company Web Sites, including a single invoice for any third party or for-pay service, if applicable.

     The fee for the services specified this section A is set forth in exhibit
     A.

     IT IS SPECIFICALLY UNDERSTOOD THAT ALL SERVICES TO BE PROVIDED BY MULTEX ARE SET FORTH AND NO OTHER SERVICES, SOFTWARE DEVELOPMENT, ENHANCEMENTS, MODIFICATIONS, SUPPORT CUSTOMIZATION OR INTEGRATION HAVE BEEN AGREED TO WHETHER ORALLY OR IN WRITING UNLESS SPECIFICALLY SET FORTH IN THIS EXHIBIT B.

B.   TECHNOLOGY

     1.   MULTEXNET as an Internet/Intranet solution accessible via a Netscape
          2.0 or higher or Microsoft Explorer 3.0 or higher browser. In the case of an Intranet solution Company will have a connection via a dedicated link (approximately six weeks to install and test) to Multex in New York. This line will provide a private connection to the MULTEXNET server/database infrastructure. The Company shall pay for the cost of the line.

     2. Pending the installation of a dedicated link to Company, a URL link will be provided so that Company's web server may access the Multex database via Multex's own web server. This will enable a virtual immediate start-up and test of Company's web server using Multex research. Customization of this access (logo, banner, etc.) is available, and has been completed. The dedicated link will be used for predictable and higher band with access (only applicable in the case of Intranet Service).

     3. All workstations will connect to Company's own web server over Company's own WAN or the Internet, which in turn will redirect any inquiries for research to Multex's web server. These connections are via a browser (HTTP) of Company's choice (Netscape, Explorer, etc.) and over secure (port 443) or unsecured (port 80), as you wish. All requests issued will be resolved at Multex's central site and all matching headlines returned to the workstation as a linked HTML page.

     4. The Multex Internet servers are shared among several clients, with dedicated hardware available for an additional fee. When a document is queried, it is copied from Multex's central site to the workstation. Thus the file copy is exposed to the speed of the slowest link between Multex and the desktop. (e.g. private connection, Company's WAN, desktop LAN speed, etc.). Centralized file caching is available on Company's site with additional hardware.

     5. A search engine which combines keyword search capabilities with, fixed field searches like ticker symbol or industry.

     6. For the purposes herein Password shall mean (I) Passwords issued by Multex to Company and (II) any workstation which the Company enables, entitles or gives the ability to use the Service, access, view or receive any or all of the Documents. For purposes herein Password and User ID's are synonymous.

C.   COMPANY'S OBLIGATIONS

     1. Supply to Multex the name and address, fax and email of each User with instructions regarding what document groups to entitle for each user if such entitlements cannot be done online. IF Multex provides the Company with the ability to entitle electronically (on-Line Entitlements), Company shall perform, control and administer the Entitlements.

     2. Invoice Company Web Site Users for charges, if any, which are payable by the User to Company.

     3. Maintain, monitor, and provide for the timely contribution of all documents contributed by Company to Multex.

                                   EXHIBIT C
                                   ---------

                              THIRD PARTY SOFTWARE
                              --------------------


1.   Fulcrum Technologies Searchtool



2.   Adobe Systems Acrobat Reader, Exchange and Distiller



                                   EXHIBIT D
                                   ---------

                               PERPETUAL LICENSES
                               ------------------



None.

                                   EXHIBIT E
                                   ---------


1.   MULTEX PROVIDED EQUIPMENT:



2.   COMPANY PROVIDED EQUIPMENT:



A.   HARDWARE

1 HP laserjet 4M or better printer or equivalent (for non-postscript printers 8 Meg of memory is required.

COMPANY network

Communications between COMPANY AND Multex central site (based on Company's network design and access requirements) a minimum of 1 Wiltel dedicated 56kb line including routers, modems.

B.   SOFTWARE

All required Netscape (2.0 or above) or Internet explorer (3.09 or above) Browsers.

TCP/IP

Desktop operating system (Windows NT or 95)


OPTIONAL - Based on the Company's network design, the addition of proxy servers could optimize the usage of Company's internal WAN and reduce the traffic across the line between the Company and Multex.

At the option of the Company Multex will purchase and supply the above equipment and Company will reimburse Multex for the cost of the equipment.

                                  ATTACHMENT A

                 THIRD PARTY LICENSE REQUIREMENTS FOR END USERS

The Software developed by Multex incorporates or may incorporate or utilize software licensed from third parties including Adobe Systems Incorporated ("Adobe") and Fulcrum Technologies Inc. ("Fulcrum") ("Licensors"). (Multex Software, the Adobe Software, and the Fulcrum Software and related documentation are collectively called the "Software"; the Fulcrum Software is referred to as the "Fulcrum Software". The Adobe Software (which consists of Adobe Acrobat Exchange, Acrobat Reader and Acrobat Distiller) is referred to as the "Adobe Software". Multex, its Licensors and its suppliers retain title to and exclusive ownership of the Software (including reproductions thereof) and any patent, trademark or copyrights associated with the Software and its related documentation.

Pursuant to the Software license agreement between Multex, Fulcrum and Adobe, Multex is required by such agreement to incorporate certain terms and conditions in each end user agreement.

The following terms and conditions shall apply to the Software:

1) Pursuant to the terms and conditions of this Agreement, MULTEX grants to Licensee a non-exclusive, non-transferable, limited license to use the Software (generally in the form of packaged computer software programs in object code and its related documentation for the period set forth in the Agreement).

2) Each copy of the Software is licensed for use only in the manner and for the number of enabled users as provided in the Agreement. For the purposes of this Agreement, "enabled user license" means the number of individual, non-concurrent users licensed to use the Software.

3) MULTEX warrants that the Software and its Related Documentation are property of, or are under license of MULTEX. THE WARRANTIES AND LIMITATIONS SET FORTH IN THIS PARAGRAPH 3 CONSTITUTE THE ONLY WARRANTIES OF MULTEX AND LICENSORS WITH RESPECT TO THE SOFTWARE.

4) THE WARRANTIES SET FORTH HEREIN ARE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO THOSE OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS. THIS WARRANTY IS MADE IN LIEU OF ALL OTHER WARRANTIES, STATUTORY OR OTHERWISE. MULTEX AND ITS LICENSORS DO NOT AND CANNOT WARRANT THE PERFORMANCE OR RESULTS LICENSEE MAY OBTAIN BY USE OF THE SOFTWARE OR DOCUMENTATION.

     LIMITATION OF LIABILITY: THE REMEDIES OF LICENSEE SHALL BE LIMITED TO THOSE PROVIDED IN THE AGREEMENT TO THE EXCLUSION OF ANY AND ALL OTHER REMEDIES. IN NO EVENT SHALL MULTEX OR ITS LICENSORS BE LIABLE TO CUSTOMER FOR LOSS OF PROFITS OR SPECIAL, INDIRECT, CONSEQUENTIAL, OR EXEMPLARY DAMAGES, INCLUDING LEGAL FEES AND LITIGATION COSTS ARISING IN CONNECTION WITH THE SUPPLY, USE, OR PERFORMANCE OF THE SOFTWARE OR ANY WORK OR SERVICE PERFORMED BY MULTEX, ITS LICENSORS, OR THEIR EMPLOYEES EVEN IF THE REPRESENTATIVES OF ANY SUCH THIRD PARTY HAVE BEEN RELIEVED OF THE POSSIBILITY OF SUCH DAMAGES. NO AGREEMENTS VARYING OR EXTENDING THE WARRANTIES, REMEDIES OR LIMITATIONS CONTAINED IN THIS PARAGRAPH WILL BE BINDING UNLESS IN WRITING AND AGREED TO BY MULTEX.

5) INDEMNIFICATION: MULTEX will defend any action brought against Licensee to the extent that it is based upon a claim that the Software and Related Documentation used within the scope of this Agreement infringes upon a copyright, patent, or third-party right, and MULTEX will pay any reasonable costs, attorney's fees and damages attributable to such claim which are awarded against Licensee (or which MULTEX agrees to pay in any settlement) provided that Licensee promptly notifies MULTEX in writing of the claim and that MULTEX has complete control of the defense and/or settlement of such claim. In lieu of any such indemnification either party may cancel the agreement in the event LICENSEE receives a notice of infringement (optional if Licensee requests indemnification).

6) This agreement and/or license does not grant licensee any right (whether by license, ownership or otherwise) in or to intellectual property with respect to the Software.

7) Trademarks, if used by Licensee shall be used in accordance with accepted trademark practice, including identification of the trademarks owner's name . Trademarks can only be used to identify printed output produced by the Software. The use of any trademark as herein authorized does not give Licensee rights of ownership in that trademark.

8)   Licensee agrees that it will not:

     a) copy the Software or related documentation for any reason other than for duly licensed reproduction or for archival or emergency restart purposes or program error verification. Any copy of the Software shall contain the copyright and other proprietary notice which appears on and in the Software. Should the Software become inoperable, Licensee may use the Software on a backup system for a period not to exceed thirty (30) days. Licensee shall notify Multex of any such use within five (5) days. Should there be a requirement to permanently transfer the Software from the licensed configuration to an alternate configuration,

          Licensee shall first obtain the written consent of Multex, which shall not be unreasonably withheld;

     b) permit more users to use or install the Software other than as provided in this Agreement;

     c) offer the Software for loan, rent, lease, sub license, or for other forms of exchange;

     d) modify, adapt, translate, decompile or reverse engineer, dissemble or otherwise attempt to discover the source code of the Software; and

     e) assign any rights under this Agreement without the prior written consent of Multex;

     f) Licensee will not export or re-export the Software without the appropriate United States or foreign government licenses, and only with the consent of Multex;

     g) install a backup copy on any machine if Licensee's primary copy is installed.

Applicable to the Fulcrum Software:

9)   Licensee acknowledges that

     a) title and ownership of the Fulcrum Software and all rights related thereto, including patent, trademark and copyright related thereto are the exclusive property of Fulcrum Technologies, Inc. or its Licensees;

     b) Licensee shall only acquire the right to use the Software in accordance with this Agreement; and

     c) Licensee shall take necessary steps to ensure that all intellectual property underlying the binary version of the Software remains confidential.

Applicable to the Abode Software:

10) Multiple Environment Software. If this package contains two or more versions of the Abode Software (e.g., DOS, Macintosh(R) and Windows), the total number of copies of all versions of the Adobe Software with Licensee may make may not exceed the number of permitted computers except that Licensee may also possess one back-up copy, in accordance with the terms of this Agreement, for each version of the Software it uses.

11) Notice to Government End Users: If this product is acquired under the terms of a: GSA Contract: Use, reproduction or disclosure is subject to the restrictions set forth in the applicable ADP Schedule contract. DoD contract: Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of 252.227-7013. Civilian agency contract: Use, reproduction, or disclosure is subject to 52.227-19(a) through (d) and restrictive set forth in the accompanying end user agreement. Unpublished-rights reserved under the copyright laws of United States.

12) Licensee is hereby notified that Adobe Systems Incorporated, a California corporation located at 1585 Charleston Road, Mountain View, California 94039-7900 ("Adobe") is a third-party beneficiary to this Agreement to the extent that this Agreement contains provisions which relate to Licensee's use of the Adobe Software, the Documentation and the trademarks licensed hereby. Such provisions are made expressly for the benefit of Adobe and are enforceable by Abode in addition to Licensor.

13) Adobe is a trademark of Adobe Systems Incorporated which may be registered in certain jurisdictions. Macintosh is a registered trademark of Apple Computer, Inc. Windows is trademark of Microsoft Corporation.

14) Title to and ownership of the Adobe Software and Documentation and any reproduction thereof shall remain with Adobe and its suppliers; the structure, organization and code are the valuable trade secrets of Adobe and its suppliers.